Exhibit 99.1

SAFLINK CORP. RAISES $9.2 MILLION

IN PRIVATE PLACEMENT

Proceeds to Provide Capital for Company’s Business Strategy in Key Markets

BELLEVUE, WA – (February 27, 2004) – SAFLINK® Corporation (NASDAQ: SFLK), a leading developer, marketer, and integrator of biometric security solutions, announced today that it has raised $9.2 million in a private placement of its common stock. The funds will be used to continue to implement the Company’s overall business strategy of Identity Assurance Management ™ for delivering security solutions which protect sensitive areas of an enterprise through the use of biometric authentication.

“This financing is another key milestone in the growth of our Company,” said Glenn Argenbright, President and CEO of SAFLINK. “The proceeds will solidify our balance sheet and allow us to continue the development and marketing of our Identity Assurance Management™ product suite. We believe the closing of this financing will help us deliver on our vision of providing our customers with comprehensive, Doorway-to-Desktop security solutions to protect their computer networks, physical facilities, and intellectual property, as well as increase the efficiency and effectiveness of their manufacturing automation control and time and attendance systems.”

Private Placement Details

The funds were raised through the sale of 3,080,000 shares of the Company’s common stock to a group of institutional investors, including existing stockholders, at a per share price of $3.00. The placement agent for the financing was Burnham Hill Partners. The per share purchase price represented a discount of approximately 8.5% to the $3.27 closing sale price for the Company’s common stock as reported on the Nasdaq SmallCap Market on February 25, 2004, the trading day prior to the closing of the financing. Investors also received warrants to purchase up to 1,232,000 additional shares of common stock. The warrants have a term of five years and an exercise price of $3.97 per share. Pursuant to the terms of the financing, the Company has agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission covering the resale of the shares of common stock issued in the financing and the shares of common stock underlying the warrants. For additional information, please refer to the Company’s Form 8-K to be filed with the Securities and Exchange Commission, with respect to this transaction.

About SAFLINK

SAFLINK Corporation offers software solutions that protect intellectual property, secure information assets, and eliminate passwords. SAFLINK’s software provides Identity Assurance Management™, allowing administrators to verify the identity of users and control their access to: computer networks; physical facilities; applications; manufacturing automation control systems; and time and attendance systems. For more information, please see www.saflink.com or call 800-762-9595.

About Burnham Hill Partners

Burnham Hill Partners, based in New York City, was formed in August 2003 and is a division of Pali Capital Inc., a NASD registered broker dealer. The professionals at Burnham Hill Partners have extensive experience providing comprehensive financing and financial advisory services to publicly traded companies with market capitalizations of up to $250 million. Burnham Hill Partners’ sector expertise includes telecommunications, electronics equipment and services, network security and software as well as medical devices and life sciences. For more information on Burnham Hill Partners, its professionals and deal history call (212) 980-2200.

NOTE: “SAFLINK” and “The Power of Biometric Authentication” are registered trademarks of SAFLINK Corporation. “Protecting your enterprise through secure authentication” and “Identity Assurance Management” are trademarks of SAFLINK Corporation.

This release contains information about management’s view of the company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the company’s financial condition, its ability to sell its products, its ability to compete with competitors and the growth of the security market as well as other factors that are discussed in the company’s 424(b)(3) Prospectus filed with the SEC August 16, 2002, as amended and supplemented, and in its Annual Report on Form 10-K, as well as other documents periodically filed with the Securities and Exchange Commission.

PR 04-08

SAFLINK COMPANY CONTACT:

SAFLINK Corporation

Thomas Doggett, Director of Marketing

(800) 762-9595

tdoggett@saflink.com

SAFLINK PRESS CONTACT:

Sterling Communications

Paul Forecki

(253)-853-5030

prf@sterlingpr.com

INVESTOR RELATIONS CONTACT

Todd Kehrli

(626) 395-9500

todd@mkr-group.com